Exhibit 99.1

NEWS RELEASE

Contact:	Jack Eversull
The Eversull Group
972-991-1672
972-991-7359 (fax)

E-mail:	jack@theeversullgroup.com
Web Site:	www.atsi.net

ATSI Revenues Up 99%
- 4th Consecutive Quarter of Positive Cash Flow from Operations Expected -

San Antonio, Texas - May 9, 2007 - ATSI Communications, Inc. (OTC BB: ATSX) announced today that the Company’s revenues of $8,133,000 for the three months ended April 30, 2007 nearly doubled when compared to revenues of $4,091,000 for the three months ended April 30, 2006. The increase in revenues resulted in the Company’s 11th consecutive quarter of record revenues that exceeded the immediately preceding quarter by over $1 million. In addition to record revenue, the Company expects to report its 4th consecutive quarter of positive cash flow from operations.

ATSI President and CEO, Arthur L. Smith, stated, “I applaud the efforts of our team in meeting our Company’s growth objectives for the past 33 months. Most recently, we produced record monthly revenues that exceeded $3 million in April. In addition to consistent revenue growth, the Company continues to meet other financial goals pertaining to its balance sheet and cash flow.” Mr. Smith added, “We look forward to reporting our complete financial results on or before June 14, 2007 that will include significant balance sheet improvements as a result of initiatives taken early in the 3rd quarter.”

ATSI Communications, Inc. operates through its two wholly owned subsidiaries, Digerati Networks, Inc. and Telefamilia Communications, Inc. Digerati Networks, Inc. is a premier global VoIP carrier serving rapidly expanding markets in Asia, Europe, the Middle East, and Latin America, with an emphasis on Mexico. Through Digerati’s partnerships with established foreign carriers and network operators, interconnection and service agreements, and a NexTone powered VoIP network, ATSI believes it has clear advantages over its competition. Telefamilia Communications provides specialized retail communication services that includes VoIP services to the high-growth Hispanic market in the United States. ATSI also owns a minority interest of a subsidiary in Mexico, ATSI Comunicaciones, S.A. de C.V., which operates under a 30-year government issued telecommunications license.

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have identified forward-looking statements by using words such as "expect," "believe," "should," “may,” “intend,” and “anticipate” or words of similar import. Those statements include, but may not be limited to, all statements regarding our management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. These risks and uncertainties include the assumption that we will continue as a going business; our inability to predict or anticipate changes in regulations or the actions of domestic and foreign governments; and the continued availability of funds in amounts and on acceptable terms. More detailed information about ATSI Communications, Inc. is available in the Company’s public filings with the Securities and Exchange Commission. We believe that the assumptions underlying the forward- looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management.  We assume no obligation to update any forward-looking statements, except as required by law.